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Exhibit 4.7

EXECUTION COPY

COMMON STOCK WARRANT AGREEMENT

by and between

HAWAIIAN TELCOM HOLDCO, INC.,

and

U.S. BANK NATIONAL ASSOCIATION

i

ii

 COMMON STOCK WARRANT AGREEMENT

        COMMON STOCK WARRANT AGREEMENT (this "Warrant Agreement"), entered into as of October 28, 2010, between HAWAIIAN TELCOM HOLDCO, INC., a Delaware corporation (the "Company") and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as warrant agent (the "Warrant Agent").

        WHEREAS, pursuant to the terms and conditions of the Joint Chapter 11 Plan of Reorganization of Hawaiian Telcom Holdco, Inc. and its Debtor Affiliates, dated December 30, 2009, as the same may be supplemented, amended, modified or restated from time to time (the "Plan") relating to the reorganization under Chapter 11 of the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. §§101-1330 (the "Bankruptcy Code") of Hawaiian Telcom Holdco, Inc. and certain of its direct and indirect subsidiaries, the holders of Allowed Senior Notes Claims in Class 5 of the Plan are to be issued Warrants (the "Warrants"), subject to the terms of this Warrant Agreement, exercisable until the Expiration Date (as defined below), to purchase up to 1,481,055 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at an exercise price of $14.00 per share of Common Stock, as adjusted pursuant to ARTICLE IV hereof (the "Exercise Price");

        WHEREAS, the Warrants are being issued pursuant to, and upon the terms and conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and of any applicable state securities or "blue sky" laws;

        WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants;

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance of Warrant certificates and other matters as provided herein; and

        WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE I

Definitions

        Section 1.01.    Definitions.    For the purposes of this Warrant Agreement, the following terms shall have the following meanings:

          (a)   "Allowed" has the meaning set forth in the Plan.

          (b)   "Beneficial Holder" shall mean any Person that holds beneficial interests in a Warrant Certificate.

          (c)   "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law, regulation or executive order to close or remain closed.

          (d)   "Effective Date" has the meaning set forth in the Plan.

          (e)   "Person" shall mean any individual, firm, corporation, limited liability company, partnership, joint venture, association, joint stock company, national banking association, trust, trustee, estate, unincorporated organization, government, governmental unit, agency, or political subdivision thereof, or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

          (f)    "Senior Notes" has the meaning set forth in the Plan.

          (g)   "Senior Notes Claims" has the meaning set forth in the Plan.

          (h)   "Settlement Date" means the date three Business Days after a Warrant Exercise Notice is delivered.

          (i)    "Warrant Shares" shall mean the shares of Common Stock or other shares of capital stock of the Company that may be deliverable pursuant to ARTICLE IV upon proper exercise of the Warrants.

        Section 1.02.    Additional Defined Terms.    In addition to the terms defined in Section 1.01, for the purposes of this Warrant Agreement, the following terms shall have the respective meanings assigned thereto in the provisions indicated below:

Defined Term	Provision
Appropriate Officer	Section 2.02(a)
Bankruptcy Code	Recitals
Common Stock	Recitals
Company	Preamble
Depositary	Section 2.01(b)
Exercise Amount	Section 3.04(a)
Exercise Price	Recitals
Expiration Date	Section 3.01(a)
FMV	Section 3.04(c)
Fundamental Transaction	Section 4.11
Grant Date	Section 2.02(a)
Net Issuance Exercise Date	Section 3.02(g)
Net Issuance Right	Section 3.04(b)
Plan	Recitals
Registered Holder	Section 2.01(c)
Securities Act	Recitals
Transfer Agent	Section 3.05(b)
Warrant Agent	Preamble
Warrant Agent Office	Section 7.01(a)
Warrant Agreement	Preamble
Warrant Certificates	Section 2.01(a)
Warrant Exercise Notice	Section 3.02(a)(i)
Warrant Register	Section 2.04(c)
Warrants	Recitals

        Section 1.03.    Certain Matters of Construction.    In addition to the definitions referred to or set forth herein:

          (a)   The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Warrant Agreement as a whole and not to any particular section or provision of this Warrant Agreement, and reference to a particular section of this Warrant Agreement shall include all subsections thereof;

          (b)   The words "holders" or "holder," as used herein in respect of any Warrants or Warrant Shares, shall mean the registered holder or registered holders thereof;

          (c)   The word "including" shall mean including, without limitation; and

          (d)   Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined.

ARTICLE II

Issuance, Execution, and Transfer of Warrants

        Section 2.01.    Issuance of Warrant Certificates.

          (a)   On the terms and subject to the conditions of this Warrant Agreement and in accordance with the terms of the Plan, on the Effective Date, Warrants to purchase the Warrant Shares will be issued by the Company to all holders of the Allowed Senior Notes Claims, on a pro rata basis, based upon the proportion that the outstanding principal amount of Senior Notes held by such holder bears to the total outstanding principal amount of Senior Notes. The Warrants shall be issued in the form of one or more global certificates, substantially in the form set forth in Exhibit A hereto (the "Warrant Certificates"), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibits B and C attached hereto. The Warrant Certificates may bear such appropriate insertions, deletions, omissions, substitutions and other variations as are required or permitted by this Warrant Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, or, subject to the terms and conditions hereof, as may be determined to be proper and advisable by the officers executing such Warrant Certificates, such determination to be conclusively evidenced by their execution of the Warrant Certificates. The maximum number of shares of Common Stock issuable pursuant to the Warrants shall be 1,481,055 shares, as such amount may be adjusted from time to time pursuant to this Warrant Agreement. The Company shall promptly notify the Warrant Agent in writing upon the occurrence of the Effective Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that the Effective Date has not occurred.

          (b)   The Warrant Certificates shall be deposited on or after the Effective Date with, or with the Warrant Agent as custodian for, The Depositary Trust Company (the "Depositary") and registered in the name of Cede & Co., as the Depositary's nominee. Each Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Warrant Agreement.

          (c)   Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Warrant Agreement, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrant is registered upon the Warrant Register (the "Registered Holder" of such Warrant) as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary; provided, however, that the Warrant Agent may rely conclusively on any written notice provided to it by the Company.

        Section 2.02.    Execution of Warrant Certificates.

          (a)   Warrant Certificates shall be signed on behalf of the Company by the Chairman of the Board, its Chief Executive Officer, its President or any Vice President, its Secretary or any Assistant Secretary (each, an "Appropriate Officer"). Each such signature upon any Warrant Certificate may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer. Warrant Certificates shall be dated the date of countersignature by the Warrant Agent (the "Grant Date") and shall represent one or more whole Warrants.

          (b)   Warrant Certificates shall be manually or by facsimile signature countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon a written order of any Appropriate Officer, and upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign and deliver Warrants as directed in writing by the Company. Each holder of Warrants shall be bound by all of the terms and provisions of this Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same. A Warrant Certificate shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been cancelled in accordance with the terms hereof.

          (c)   If any Appropriate Officer who shall have signed any of the Warrant Certificates shall cease to be such Appropriate Officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such Appropriate Officer.

          (d)   No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been either manually or by facsimile signature countersigned by the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate so countersigned has been duly issued hereunder.

        Section 2.03.    Restrictions on Transfer and Exchange of Warrant Certificates.

          (a)   Notwithstanding any other provisions of this Warrant Agreement, a Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b)   Each Warrant holder, by its acceptance of any Warrant under this Warrant Agreement, acknowledges and agrees that the Warrants (including any Warrant Shares issued upon exercise thereof) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and to the extent that a Warrant holder is an "underwriter" as defined in Section 1145(b)(1) of the Bankruptcy Code, such holder may not be able to sell or transfer any Warrants or Warrant Shares in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

        Section 2.04.    Transfer and Exchange of Warrant Certificates.

          (a)   The transfer and exchange of Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement and the procedures of the Depositary therefor.

          (b)   At such time as all beneficial interests in Warrant Certificates have either been redeemed, repurchased or cancelled, all Warrant Certificates shall be returned to, or cancelled and retained upon written instructions from the Company to the Warrant Agent.

          (c)   The Warrant Agent, on behalf of the Company, shall keep at the Warrant Agent Office books (the "Warrant Register") in which it shall register the Warrant Certificates as they are issued by the Company and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in this Warrant Agreement, all in form satisfactory to the Company and the Warrant Agent. The Warrant Register will show the names and addresses of the respective holders of the Warrants, the numbers of Warrants evidenced on the face of each Warrant Certificate and the date of each Warrant Certificate.

          (d)   Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange.

          (e)   No service charge shall be made to a holder of Warrants for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed on the holder in connection with any such exchange or registration of transfer. Neither the Warrant Agent nor the Company shall be obligated to take any action whatsoever with respect to any registration of transfer or exchange until the Holder has paid a sum sufficient to cover any tax, assessment or similar governmental charge that may be imposed in connection therewith.

          (f)    So long as the Depositary, or its nominee, or any successor to the Depositary or its nominee, is the registered owner of a Warrant Certificate, the Depositary or such nominee, or any successor to the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Warrant Certificate for all purposes under this Warrant Agreement. Owners of beneficial interests in a Warrant Certificate will not be entitled to have any Warrants registered in their names, and will not receive or be entitled to receive physical delivery of any such Warrants and will not be considered the Registered Holder thereof under the Warrants or this Warrant Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

          (g)   In accordance with the terms hereof, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants represented by Warrant Certificates in the Warrant Register, upon surrender of Warrant Certificates representing such Warrants at the Warrant Agent Office, duly endorsed, and accompanied by a properly completed form of assignment substantially in the form of Exhibit C, duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (at a guarantee level acceptable to the Company's transfer agent) and any other reasonable evidence of authority that may be required by the Warrant Agent. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee.

          (h)   The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a Warrant.

ARTICLE III

Terms of Warrants; Exercise of Warrants

        Section 3.01.    Terms of the Warrant Certificates.

          (a)   On the Effective Date, subject to the terms of this Warrant Agreement, each Registered Holder of a Warrant shall have the right, which may be exercised from the date 90 calendar days from original issuance of the Warrant Certificates pursuant to the terms of this Warrant Agreement and prior to 5:00 p.m. New York time, on the fifth anniversary of the Grant Date (the "Expiration Date"), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the aggregate Exercise Price then in effect for such Warrant Shares. In addition, prior to the delivery of any shares of Common Stock that the Company shall be obligated to deliver upon proper exercise of the Warrants, the Company shall comply in all material respects with all applicable federal and state laws, rules and regulations which require action to be taken by the Company.

          (b)   Warrants may be exercised by the Registered Holder thereof, in whole or in part, at any time and from time to time during the period commencing 90 calendar days from the Effective Date and terminating at 5:00 p.m., New York City time, on the Expiration Date. Each Warrant, or any portion thereof, not exercised pursuant to this Warrant Agreement prior to the Expiration Date shall become permanently and irrevocably null and void on the Expiration Date and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at such time.

        Section 3.02.    Exercise of Warrant Certificates.

          (a)   The holder of Warrants may, until 5:00 p.m. New York time, on the Expiration Date, exercise such holder's right to purchase Warrant Shares in whole or from time to time in part by:

              (i)  providing an exercise form for the election to exercise such Warrant (a "Warrant Exercise Notice") to the Warrant Agent at the address set forth in Section 7.01(a) hereof, "Re: Hawaiian Telcom Holdco, Inc. Warrant Exercise," by overnight courier, received by the Warrant Agent no later than 5:00 p.m. New York time, on the Expiration Date, which Warrant Exercise Notice shall be in the form of an election to purchase Warrant Shares substantially in the form set forth in Exhibit B hereto, as may be amended by the Company from time to time, properly and duly completed and executed by the Beneficial Holder thereof, provided that such written notice may only be submitted if such Warrants are evidenced by Warrant Certificates held through the book-entry facilities of the Depositary, by or through persons that are direct participants in the Depositary, and, in the case of an exercise for cash pursuant to Section 3.04(a), providing payment of the Exercise Amount to its broker, together with any applicable taxes and governmental charges; and

             (ii)  delivering no later than 5:00 p.m. New York time, on the Business Day immediately prior to the Settlement Date, such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary.

          (b)   The Exercise Amount shall be payable in lawful money of the United States of America either by certified or official bank check made payable to the order of the Company (or if agreed to in the sole and absolute discretion of the Company, by wire transfer in immediately available funds to an account designated by the Company prior to exercise).

          (c)   Any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and shall constitute a binding agreement between the Registered Holder and the Company, enforceable in accordance with its terms.

          (d)   The Warrant Agent shall:

              (i)  examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of holders as contemplated by the Warrant Certificates to ascertain whether, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms of this Warrant Agreement;

             (ii)  where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

            (iii)  inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent's account;

            (iv)  advise the Company, no later than five Business Days after receipt of a Warrant Exercise Notice, of (1) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (2) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to the timely receipt from the Depositary of the necessary information, and (3) such other information as the Company shall reasonably require; and

             (v)  subject to the Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its requirements.

          (e)   All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company in its sole discretion, which determination shall be final and binding, absent manifest error. The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent's gross negligence, willful misconduct or bad faith (as determined by a final, non-appealable order of a court of competent jurisdiction), shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the holders of the Warrants of any irregularities in any exercise of Warrants, nor shall the Company or the Warrant Agent incur any liability for the failure to give such notice.

          (f)    As soon as practicable after the exercise of any Warrant and, if applicable, clearance of the funds in payment of the Exercise Price, the Company shall issue, or otherwise deliver, in authorized denominations to or upon the order of the holder of the Warrant Certificates evidencing such Warrants by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary, the number of Warrant

  Shares to which such holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting.

          (g)   Any exercise of Net Issuance Right pursuant to Section 3.04 shall be effective upon receipt by the Warrant Agent of the Exercise Form properly completed and duly executed, or on such later date as is specified therein (the "Net Issuance Exercise Date"). The Holder of the Warrants shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise as of the time of receipt of the Exercise Form and payment of the aggregate Exercise Price for the Warrant Shares for which a Warrant is then being exercised, in the case of an exercise for cash pursuant to Section 3.04(a), or as of the Net Issuance Exercise Date, in the case of a net issuance exercise pursuant to Section 3.04(b); provided, that, if the date of such receipt and payment or the Net Issuance Exercise Date is a date when the stock transfer books of the Company are closed, the Holder shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the Company's stock transfer books are open. Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise or issuance would be unlawful.

          (h)   If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate so surrendered, and the Warrant Agent upon receipt of a written order of the Company is hereby authorized to countersign and deliver the required new Warrant Certificate pursuant to the provisions of Section 2.02 and this Section 3.02.

          (i)    The Company shall use commercially reasonable efforts and take all reasonably necessary action to have the Warrant Shares, as soon as practicable following their issuance upon the exercise of Warrants, (x) listed on each national securities exchange, if any, on which the Common Stock is then listed or (y) if the Common Stock is not then listed on any national securities exchange, listed for quotation on any over-the-counter quotation system, if any, on which the Common Stock may then be listed.

          (j)    All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law. The Warrant Agent shall:

              (i)  advise an authorized representative of the Company, to be designated by the Company, by the end of each day on which Warrants were exercised, of (x) the number of shares of Common Stock issued upon exercise of a Warrant, (y) the delivery of Warrant Certificates evidencing the balance, if any, of the shares of Common Stock issuable after such exercise of the Warrant and (z) such other information as the Company shall reasonably require;

             (ii)  account promptly to the Company with respect to Warrants exercised and promptly deposit all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants in the account of the Company maintained with the Warrant Agent for such purpose; and

            (iii)  promptly provide to the Company in writing (x) the information set forth in the preceding clause (i) and (y) confirmation of the payment required by the preceding clause (ii).

          (k)   The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder, and provide, at the Company's expense, copies thereof to any registered holder reasonably requesting such copy prior to the Expiration Date.

          (l)    In accordance with ARTICLE V, no fractional shares shall be issued upon exercise of any Warrants.

        Section 3.03.    Payment of Taxes.    No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant Certificates or any beneficial interest therein, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or the certificates representing the Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        Section 3.04.    Exercise of Warrant.

          (a)    Right to Exercise for Cash.    Warrants or any portion thereof may be exercised by the Holders thereof at any time or from time to time during the period specified in Section 3.01 hereof by delivery of payment to the Warrant Agent no later than 5:00 p.m., New York time, on the Settlement Date, for the account of the Company, by certified or bank cashier's check payable to the order of the Company (or as otherwise agreed to by the Company), in lawful money of the United States of America, of the full Exercise Price for the number of Warrant Shares specified in the Exercise Form (which shall be equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised) and, to the extent required by Section 3.03 hereof, any and all applicable taxes and charges due in connection with the exercise of Warrants and the exchange of Warrants for Warrant Shares (the "Exercise Amount"). To the extent a Warrant Exercise Notice is delivered in respect of a Warrant prior to 5:00 p.m., New York time, on the Expiration Date, but the deliveries and payments specified in this Section 3.04(a) are effected thereafter but no later than 5:00 p.m., New York time, on the Settlement Date, the Warrants shall be nonetheless deemed exercised prior to the Expiration Date for the purposes of this Warrant Agreement.

          (b)    Right to Exercise on a Net Issuance Basis.    In lieu of exercising Warrants for cash pursuant to Section 3.04(a), Holders shall have the right to exercise Warrants or any portion thereof (the "Net Issuance Right") for Warrant Shares as provided in this Section 3.04(b) at any time or from time to time during the period specified in Section 3.01 hereof by the surrender to the Warrant Agent of a duly executed and properly completed Exercise Form marked to reflect net issuance exercise. Upon exercise of the Net Issuance Right with respect to a particular number of Warrant Shares subject to such Warrants and noted on the Exercise Form (the "Net Issuance Warrant Shares"), the Company shall calculate and deliver or cause to be delivered to the Holder (without payment by the Holder of any Exercise Amount or any cash or other consideration) that number of fully paid and nonassessable Warrant Shares (subject to the provisions of Section 5.01) equal to the quotient obtained by dividing (x) the value of such Warrants (or the specified portion hereof) on the Net Issuance Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Amount of the Net Issuance Warrant Shares immediately prior to the exercise of the Net Issuance Right from (B) the aggregate fair market value of the Net Issuance Warrant Shares issuable upon exercise of such Warrants (or the specified portion thereof) on the Net Issuance Exercise Date (as defined above) by (y) the fair market value of one Warrant Share on the Net Issuance Exercise Date. Expressed as a formula, such net issuance exercise shall be computed as follows:

X	=	B - A Y

        Where:        X = the number of Warrant Shares issuable to the Holder thereof

                Y = the FMV of one Warrant Share as of the Net Issuance Exercise Date

                A = the aggregate Exercise Amount (i.e., Net Issuance Warrant Shares × Exercise Price, plus, to the extent required by Section 3.03 hereof, any and all applicable taxes and charges due in connection with the exercise of the applicable Warrants and the exchange of such Warrants for such Net Issuance Warrant Shares)

                B = the aggregate FMV (i.e., FMV × Net Issuance Warrant Shares)

        If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable upon exercise of the Net Issuance Right by the applicable Holder.

          (c)    Determination of Fair Market Value.    For purposes of this Section 3.04, "fair market value" or "FMV" of a Warrant Share as of the Net Issuance Exercise Date shall mean:

              (i)  if traded on the NYSE, NASDAQ or another stock exchange, the trailing 20-day volume-weighted average closing price of the Warrant Shares on the NYSE, NASDAQ or such other exchange for the period ending on the trading day immediately prior to the Net Issuance Exercise Date;

             (ii)  if traded over-the-counter, the trailing 20-day volume-weighted average closing price of the Warrant Shares for the period ending on the trading day immediately prior to the Net Issuance Exercise Date; and

            (iii)  if there is no public market for the Warrant Shares, a good faith determination of such fair market value by the Company's Board after consultation with an investment banking firm of nationally recognized standing.

          (d)    Determination of the Number of Warrant Shares to be Issued.    The number of Warrant Shares to be issued on each such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 3.04. The Warrant Agent shall not incur any liability in connection with, or have any duty or obligation to investigate or confirm whether the Company's determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 3.04, is accurate or correct.

        Section 3.05.    Reservation of Shares of Common Stock.

          (a)   The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          (b)   The Company or the transfer agent for Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise or of any of the rights of purchase represented by the Warrants as aforesaid (the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized and directed to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will, upon request, provide or otherwise make available any cash which may be payable as provided in ARTICLE V. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to the Warrant Agent and each holder pursuant to Section 4.05(b).

          (c)   The Company covenants that all shares of Common Stock which may be issued upon exercise of Warrants will be, upon payment of the aggregate Exercise Price and issuance thereof (in the case of an exercise), fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof (other than any liens, charges and security interests created by the Warrant holder or the Person to which the shares of Common Stock are to be issued).

ARTICLE IV

Adjustment of Exercise Price and Number of Shares of Common Stock Issuable

        The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this ARTICLE IV.

        Section 4.01.    Adjustment for Change in Capital Stock.    If on or after the date of this Warrant Agreement and prior to the Expiration Date, the Company:

          (a)   pays a dividend in shares of Common Stock or makes a distribution on its Common Stock in shares of Common Stock;

          (b)   subdivides its outstanding shares of Common Stock into a greater number of shares (other than upon a reclassification to which clause (e) of this Section 4.01 or Section 4.11 applies);

          (c)   combines its outstanding shares of Common Stock into a smaller number of shares (other than upon a reclassification to which clause (e) of this Section 4.01 or Section 4.11 applies);

          (d)   makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

          (e)   issues by reclassification of its Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger of the Company in which the Company is the surviving entity but excluding any reclassification in which property other than shares of capital stock is issued (in which event Section 4.11 shall apply)), then the number of Warrant Shares receivable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the kind and number of Warrant Shares that such holder would have been entitled to receive upon the happening of any of the events described above, had such Warrant been exercised in full immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 4.01 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        Section 4.02.    Adjustment of Exercise Price.

          (a)   Whenever the number of shares of Warrant Shares receivable upon the exercise of any Warrant is otherwise required to be adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Warrant Shares receivable upon exercise of each Warrant as provided in Section 4.06), the Exercise Price payable per share of Common Stock upon exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock receivable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock (or, where clause (d) or (e) of Section 4.01 applies and shares of capital stock (other than solely Common Stock) become so receivable, the number of shares of Common Stock equivalent to such shares of capital stock based on the relative fair market values hereof (as determined in good faith by the Board)) so receivable immediately thereafter.

          (b)   If after an adjustment, a holder of a Warrant upon exercise thereof may receive shares of two or more classes or series of capital stock of the Company, the Company, in good faith, shall determine as the adjusted Exercise Price for each share of capital stock (other than Common Stock) so receivable an amount equal to the Exercise Price per share of Common Stock as adjusted pursuant to the preceding paragraph, multiplied by a fraction the denominator of which is the fair market value of a share of Common Stock and the numerator of which is the fair market value of such share of other capital stock (as determined in good faith by the Board). After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter again be subject to adjustment on terms comparable to those applicable to shares of Common Stock in this ARTICLE IV.

        Section 4.03.    When De Minimis Adjustment May Be Deferred.

          (a)   No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least one percent (l%) in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything in this Section 4.03(a) to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

          (b)   All calculations under this ARTICLE IV shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        Section 4.04.    When No Adjustment Required.

          (a)   No adjustment need be made pursuant to Section 4.01 or Section 4.02 for a transaction referred to in Section 4.01 if Warrant holders participate in such transaction on a basis and with notice that the Board determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          (b)   No adjustment need be made for any issuance of securities by the Company on the Effective Date of the Plan or pursuant to the Plan.

          (c)   No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

          (d)   No adjustment need be made for a change in the par value or no par value of the Common Stock.

          (e)   Notwithstanding any other provision of this ARTICLE IV, no adjustment to the Exercise Price shall result in zero or in a negative number.

          (f)    To the extent the Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (g)   The Company will not take any action that results in any adjustment hereunder if the total number of shares of Common Stock issuable after such action upon exercise in full of the Warrants, together with all shares of Common Stock then outstanding and all shares of Common

  Stock then issuable upon exercise of all options and upon conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Amended and Restated Certificate of Incorporation.

        Section 4.05.    Notice of Certain Transactions.

          (a)   If:

              (i)  the Company takes any action that would require an adjustment to the Exercise Price or the number of Warrant Shares receivable upon exercise of Warrants pursuant to Section 4.01 or Section 4.02 and if the Company does not arrange for Warrant holders to participate in such transaction pursuant to Section 4.04(a);

             (ii)  the Company determines to adjust the number of Warrants pursuant to Section 4.06; or

            (iii)  there is a liquidation or dissolution of the Company;

        the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, liquidation or dissolution; then, the Company shall provide notice to the Warrant Agent, in accordance with Section 7.01, at least fifteen (15) days before such date. For greater certainty, failure to mail the notice or any defect in it shall not affect the validity of the transaction.

          (b)   Whenever the Exercise Price is adjusted, the Company also shall provide notice to the holders of the Warrants and the Warrant Agent in accordance with Section 7.01. Until such notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustment has occurred.

        Section 4.06.    Company Discretion Regarding Adjustment in Number of Warrants.

          (a)   The Company may elect, in its sole discretion, on the date of any adjustment in the number of Warrant Shares receivable upon exercise of Warrants required by Section 4.01, to adjust the number of Warrants held by any holder of any Warrant Certificate in substitution for an adjustment in the number of Warrant Shares receivable upon the exercise of a Warrant. Upon each such occurrence, if any, each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Warrant Shares as immediately prior to such adjustment.

          (b)   Each holder of a Warrant Certificate held of record prior to such adjustment of the number of Warrants shall be entitled to receive in respect of each Warrant evidenced by such previously outstanding Warrant Certificate a new Warrant Certificate evidencing that number of additional Warrants equal to the excess of (x) that number of Warrants (calculated to the nearest one-hundredth) obtained by dividing the applicable Exercise Price in effect prior to adjustment of such Exercise Price by the applicable Exercise Price that would have been in effect had the adjustment been made to the Exercise Price pursuant to Section 4.02 over (y) one (1).

          (c)   The Company shall notify the holders of Warrants of its election to adjust the number of Warrants in the same manner as provided in Section 4.05, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and shall give prompt written notice thereof to the Warrant Agent. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

          (d)   Upon each adjustment of the number of Warrants pursuant to this Section 4.06, the Company shall, as promptly as practicable, cause Warrant Certificates to be deposited as provided in Section 2.01(b) for the benefit of holders of record of Warrants on such record date evidencing, subject to ARTICLE V, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants evidenced by the Warrant Certificates previously so held and the additional Warrants to which such holders are so entitled, all to be issued, executed and registered in the manner specified herein (and which may bear, at the option of the Company, the applicable adjusted Exercise Price) and to be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

        Section 4.07.    Form of Warrants.    The Company may at any time, but, subject to Section 4.06, shall not be required to, issue new certificates or make a notation on any outstanding certificates to reflect any adjustment under this ARTICLE IV, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form so changed. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates evidencing Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates evidencing Warrants initially issuable pursuant to this Warrant Agreement.

        Section 4.08.    The Company Determination Final.    Any determination that the Company or the Board must make pursuant to this ARTICLE IV is (absent manifest error) conclusive if such determination is made in good faith.

        Section 4.09.    Warrant Agent's Disclaimer.    The Warrant Agent has no duty to determine when an adjustment under this ARTICLE IV should be made (if at all), how it should be made or what it should be. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this ARTICLE IV. The Warrant Agent shall not be deemed to have knowledge of any adjustment under this ARTICLE IV until it has received notice thereof pursuant to ARTICLE IV.

        Section 4.10.    Optional Tax Adjustment.    The Company may at its option, at any time prior to the Expiration Date, increase the number of Warrant Shares into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Section 4.01 and Section 4.02, as deemed advisable by the Board, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

        Section 4.11.    Fundamental Transactions.    If any of the following transactions shall occur: (i) a reorganization or reclassification of the capital stock of the Company, (ii) a consolidation or merger of the Company with another entity in which the Company is not the survivor, or the stockholders of the Company immediately prior to such transaction own less than 50% of the voting power of the surviving entity immediately after such transaction, or (iii) any sale, transfer or other disposition of all or substantially all of the Company's assets to another entity (any such transaction being hereinafter referred to as a "Fundamental Transaction"), then the Company shall use its commercially reasonable efforts to ensure that lawful and adequate provision shall be made whereby any such Warrant holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of any such Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately issuable upon exercise of any such Warrant, had such Fundamental Transaction not taken place, and in any such case, appropriate provision shall be made with respect to the rights and interests of any such Warrant holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such Fundamental Transaction shall assume the obligation to deliver to any such Warrant holder, at the last address of any such Warrant holder appearing on the Warrant Register, such shares of stock, securities or assets as, in accordance with the foregoing provisions that any such Warrant holder may be entitled to purchase, and the other obligations of the Company under this Warrant Agreement.

        Section 4.12.    Successive Transactions.    The above provisions of this ARTICLE IV shall similarly apply to any successive Fundamental Transactions.

ARTICLE V

Other Provisions Relating to Warrant Holders

        Section 5.01.    Fractional Interests.    The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all of the Warrants so presented. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, round such fraction of a share to the nearest whole number of shares. For the avoidance of doubt, 0.5 of a share shall be rounded to one (1) share. If any fraction of a share of Common Stock would be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a share of Common Stock and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a share of Common Stock and (ii) the excess of (x) the closing price of a share of Common Stock for the day immediately preceding the date the Warrant was presented for exercise pursuant to ARTICLE III over (y) the Exercise Price.

        Section 5.02.    Mutilated or Missing Warrant Certificates.    If any of the Warrant Certificates shall be mutilated, lost, wrongfully taken or destroyed, the Company shall issue and the Warrant Agent, upon its receipt of a written order of the Company, shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, wrongfully taken or destroyed, a new Warrant Certificate of like date and tenor and representing an equivalent number of Warrants, but only upon receipt of evidence and an affidavit satisfactory to the Company and the Warrant Agent of such loss, wrongful taking or destruction of such Warrant Certificate and a corporate surety bond and any other such indemnity and security therefor as is customary and reasonably satisfactory to the Company and the Warrant Agent and satisfaction of such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code.

        Section 5.03.    Warrant Holders not Stockholders.    Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of any Warrant Certificate or any Warrants or his, her or its transferees (i) the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter or to attend any such meetings or any other proceedings of the holders of Common Stock; (ii) the right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date precedes, the date of the exercise of such Warrant; or (iii) any other rights whatsoever as stockholders of the Company. No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

ARTICLE VI

Warrant Agent

        The Warrant Agent undertakes to act as agent for the Company in accordance with the express provisions of this Warrant Agreement (and no implied terms and conditions) upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

        Section 6.01.    Appointment and Acceptance of Agency.    The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the express provisions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

        Section 6.02.    Change of Warrant Agent.

          (a)   Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if, at that time any of the Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant Certificates in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates in this Warrant Agreement.

          (b)   If the Company terminates the Warrant Agent or the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has terminated the Warrant Agent or it has been notified in writing of a resignation or incapacity by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties, responsibilities and immunities as if it had been originally named as Warrant Agent without further act or deed, and the former Warrant Agent shall, at the Company's cost and expense, deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed reasonably necessary for such purpose. However, failure to give any notice provided for in this Warrant Agreement, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

          (c)   The Warrant Agent may resign at any time and be discharged from the agency hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

        Section 6.03.    Correctness of Statements.    The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided. The Warrant Agent will not be responsible or liable for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Warrant Agreement or any Warrant Certificate or as to whether any securities will, when issued, be validly authorized and issued, fully paid, nonassessable and free from all preemptive rights, taxes, liens and charges; nor will the Warrant Agent be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates.

        Section 6.04.    Proof of Actions Taken.    Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Company's Chairman of the Board, Chief Executive Officer, the President or any Vice President and delivered to the Warrant Agent. In reliance upon such certificate, the Warrant Agent shall take any action or omit to take any action authorized under the provisions of this Warrant Agreement. In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is uncertain of what action, if any, to take hereunder, the Warrant Agent, may, following prior written notice to the Company, refrain from taking any action, and shall be fully authorized and protected and shall not be liable in any way to the Company or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

        Section 6.05.    Reliance on Counsel.    The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant

Certificate in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in accordance with the opinion or the advice of such counsel.

        Section 6.06.    Liability of Warrant Agent.

          (a)   The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate representing shares of Common Stock, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Warrant Agreement or any of the terms hereof, unless evidenced by a writing between and signed by, the Company and the Warrant Agent. The Warrant Agent shall not be required to take instructions or directions except those given in accordance with this Warrant Agreement.

          (b)   The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the conditions or covenants to be complied with by the Company that are contained in this Warrant Agreement or in the Warrant Certificates.

          (c)   The Warrant Agent shall not have any liability for failing or omitting to perform any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law, regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

        Section 6.07.    Warrant Agent Not Responsible for Adjustments or Validity.    The Warrant Agent shall not at any time be under any duty or responsibility to the Company or any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares will when issued be validly issued and fully paid and nonassessable.

        Section 6.08.    Compensation; Indemnification.    The Company agrees to pay to the Warrant Agent such compensation as is set forth on Schedule I hereto for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes (including withholding taxes) and governmental charges and other charges of any kind and nature actually incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement. The Company shall indemnify and hold harmless the Warrant Agent, its officers, directors, agents and counsel against any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including reasonable agents' and attorneys' fees and expenses) incurred by it without gross negligence, willful misconduct or bad faith (as determined by a final, non-appealable order of a court of competent jurisdiction) on its part arising out of or in connection with the acceptance, administration, exercise or performance of its duties under this Warrant Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company; provided, that Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith (as determined by a final, non-appealable order of a court of competent jurisdiction). The Company's obligations pursuant to this Section shall survive the termination of this Warrant Agreement and the resignation, replacement or removal of the Warrant Agent.

        Section 6.09.    Legal Proceedings.    The Warrant Agent, shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

        Section 6.10.    Other Transactions in Securities of the Company.    Except as otherwise prohibited by applicable law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        Section 6.11.    Actions as Agent.    The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement, except for its own gross negligence, bad faith or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction); provided, that, in no event shall the Warrant Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        Section 6.12.    Survival.    All rights and obligations contained in this ARTICLE VI shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

        Section 6.13.    Agent for the Company.    In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

ARTICLE VII

Miscellaneous

        Section 7.01.    Notices to the Company and Warrant Agent.

          (a)   Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by electronic or facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by electronic or facsimile transmission (which should contain call-back information and request for call-back upon receipt), on the Business Day after such transmission is sent, in each case as follows:

    if to the Warrant Agent, to the warrant agent office as follows (the "Warrant Agent Office"):
    U.S. Bank National Association
    225 Asylum Street, 23rd Floor
    Hartford, Connecticut 06103
    Attention: Michael M. Hopkins
    Facsimile: 866-640-1284

    with a copy to (by overnight courier, registered/certified mail and by hand):
    U.S. Bank National Association
    Corporate Trust Services
    60 Livingston Avenue
    St. Paul, Minnesota 55107
    Attention: Specialized Finance

    if to the Company, to:
    Hawaiian Telcom Holdco, Inc.
    P.O. Box 2200
    Honolulu, Hawaii
    Attention: General Counsel, A-17
    Facsimile: 808-546-7621

    with a copy (which shall not constitute notice) to:
    Orrick, Herrington & Sutcliffe LLP
    The Orrick Building
    405 Howard Street
    San Francisco, California 94105-2625
    Attention: Brett Cooper
    Facsimile: (415) 773-5759

    if to Registered Holders, at their addresses as they appear in the Warrant Register.

        Section 7.02.    Supplements and Amendments.

          (a)   The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, manifest error or other mistake in this Warrant Agreement or the Warrants, or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or the Warrants, or to make any other provisions in regard to matters or questions arising hereunder, which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the rights or interests of the holders of Warrant Certificates.

          (b)   Any amendment or supplement to this Warrant Agreement that has an adverse effect on the rights or interests of holders of the Warrants shall require the written consent of Registered Holders of the Warrant Shares then issuable upon exercise of the Warrants then outstanding (excluding Warrants held by the Company or any of its controlled affiliates). The consent of each holder of a Warrant affected shall be required for any amendment of this Warrant Agreement pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of the Warrants would be decreased; provided, however, that such consent shall not be required for any adjustment to the Exercise Price or the number of shares purchasable, if made pursuant to the provisions of ARTICLE IV hereof. Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer of the

  Company and, if requested by the Warrant Agent, an opinion of counsel to the Company, which states that the proposed supplement or amendment is in compliance with the terms of this Section 7.02 and, provided such supplement or amendment does not change the Warrant Agent's rights, duties, liabilities or immunities hereunder, the Warrant Agent shall execute such supplement or amendment. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 7.02 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange. The Warrant Agent shall have no duty to determine whether any such amendment would have an adverse effect on the rights or interests of the holders of the Warrants.

        Section 7.03.    Successors.

          (a)   All the covenants and provisions of this Warrant Agreement by, or for the benefit of the Company or the Warrant Agent, shall bind and inure to the benefit of their respective successors and permitted assigns hereunder, and the registered holders from the time of the Warrant Certificates.

          (b)   So long as Warrants remain outstanding, the Company will not enter into any Fundamental Transaction unless the acquirer shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Warrant Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 4.11. Upon the consummation of any such Fundamental Transaction, the acquirer shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Warrant Agreement, with the same effect as if such acquirer had been named as the Company herein.

        Section 7.04.    Termination.    This Warrant Agreement shall terminate at 5:00 p.m., New York time, on the earlier to occur of: (i) the Expiration Date (or, if later, the Settlement Date with respect to any Warrant Exercise Notice delivered prior to 5:00 p.m., New York time, on or prior to the Expiration Date) or (ii) the date on which all outstanding Warrants have been exercised. The provisions of this ARTICLE VII shall survive any such termination. Termination of the Warrant Agreement shall not relieve the Company or the Warrant Agent of any of their obligations arising prior to the date of such termination or in connection with the settlement of any Warrant exercised prior to the Expiration Date.

        Section 7.05.    Governing Law; Jurisdiction.    This Warrant Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

        Section 7.06.    Waiver of Jury Trial.    TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE COMPANY AND THE WARRANT AGENT AND EACH HOLDER, BY ACCEPTANCE OF A WARRANT CERTIFICATE OR A BENEFICIAL INTEREST THEREIN THEREBY, IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE WARRANT CERTIFICATES OR THE WARRANTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

        Section 7.07.    Benefits of this Warrant Agreement.    This Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Registered Holders of the Warrant

Certificates, and nothing in this Warrant Agreement shall be construed to give to any person other than the Company and the Warrant Agent any legal or equitable right, remedy or claim under this Warrant Agreement. Any person, by acceptance of a Warrant Certificate or a beneficial interest therein, agrees to all of the terms and provisions of this Warrant Agreement applicable thereto. Notwithstanding anything contained in this Warrant Agreement to the contrary, each holder, by acceptance of a Warrant Certificate or a beneficial interest therein, hereby agrees that the assertion of any legal or equitable right, remedy or claim under this Warrant Agreement shall be made by such holder solely against the Company and in no event against the Warrant Agent or its employees, agents or affiliates.

        Section 7.08.    Counterparts.    This Warrant Agreement may be executed in any number of original, facsimile, PDF or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

        Section 7.09.    Further Assurances.    From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as are reasonably necessary to carry out more effectively the provisions and purposes of this Warrant Agreement, to evidence compliance herewith, or to assure the Warrant Agent that it is protected hereunder.

        Section 7.10.    Entire Agreement.    This Warrant Agreement and the Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and the Registered Holders of the Warrant Certificates with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the Registered Holders of the Warrant Certificates with respect to the subject matter hereof.

        Section 7.11.    Severability.    In the event that any one or more of the provisions contained herein or in the Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby; provided, that if any such excluded term, provision, covenant or restriction shall materially adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately. Furthermore, subject to the preceding sentence, in lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid, illegal or unenforceable provision as may be possible and be valid and enforceable.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

HAWAIIAN TELCOM HOLDCO, INC.
By:	/s/ Robert Reich
	Name:	Robert Reich
	Title:	SVP & Chief Financial Officer
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Michael M. Hopkins
	Name:	Michael M. Hopkins
	Title:	Vice President

[Signature Page to Warrant Agreement]

SCHEDULE I
(to Warrant Agreement)

* * * * *

WARRANT AGENT FEES

[TBD]

EXHIBIT A
(to Warrant Agreement)

* * * * *

FORM OF FACE OF WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [    ]

        THIS WARRANT CERTIFICATE IS HELD BY THE DEPOSITARY TRUST COMPANY (THE "DEPOSITARY") OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON, AND MAY NOT BE EXCHANGED, OR THE TRANSFER HEREOF REGISTERED, UNDER ANY CIRCUMSTANCES EXCEPT AS AND TO THE EXTENT SET FORTH IN SECTION 2.04 OF THE WARRANT AGREEMENT.

        THE SECURITIES REPRESENTED BY THIS INSTRUMENT (INCLUDING ANY SECURITIES ISSUED UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, AND TO THE EXTENT THAT A WARRANT HOLDER IS AN "UNDERWRITER" AS DEFINED IN SECTION 1145(B)(1) OF CHAPTER 11 OF THE BANKRUPTCY REFORM ACT OF 1978, AS CODIFIED IN TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. §§101-1330 (THE "BANKRUPTCY CODE") SUCH HOLDER MAY NOT BE ABLE TO SELL OR TRANSFER ANY SECURITIES REPRESENTED BY THIS INSTRUMENT (INCLUDING ANY SECURITIES ISSUED UPON EXERCISE HEREOF) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

  CUSIP No.

  No.

HAWAIIAN TELCOM HOLDCO, INC.

WARRANTS TO PURCHASE COMMON STOCK

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [    ]

        This Warrant Certificate ("Warrant Certificate") certifies that Cede & Co., or its registered assigns is the registered holder                        of outstanding Warrants ("Warrants") of Hawaiian Telcom Holdco, Inc., a Delaware corporation (the "Company"), to purchase shares (the "Warrant Shares") of common stock, par value $0.01 per share (the "Common Stock") of the Company, as shall from time to time be reduced or increased by endorsement on Schedule A hereto, as appropriate, in accordance with the terms of the Warrant Agreement. The Warrants expire at 5:00 p.m. New York time, on the fifth anniversary of the Grant Date (the "Expiration Date"), and entitle the holder to purchase from the Company, subject to and upon compliance with the provisions thereof and of the Warrant Agreement, for each Warrant being exercised, one fully paid and non-assessable Warrant Share at the exercise price (the "Exercise Price") multiplied by the number of Warrant Shares in respect of which Warrants are being exercised (the "Exercise Amount"), payable to the Company as provided in the Warrant Agreement no later than 5:00 p.m. New York time, on the settlement date, which settlement date is three business days after a Warrant Exercise Notice is delivered (the "Settlement Date").] The initial Exercise Price shall be $14.00 per share of Common Stock.

        The Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants evidenced hereby are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.

        No Warrant may be exercised after the Expiration Date. Any Warrants not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under the Warrant Agreement shall cease as of the Expiration Date.

        This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

  Dated:

HAWAIIAN TELCOM HOLDCO, INC.
By:	Name: Title:
Countersigned:
U.S. BANK NATIONAL ASSOCIATION
By:	Name: Title:

        Address of Registered Holder for Notices (until changed in accordance with this Warrant):

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

2

FORM OF REVERSE OF WARRANT CERTIFICATE EVIDENCING

WARRANTS TO PURCHASE COMMON STOCK
HAWAIIAN TELCOM HOLDCO, INC.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase an initial maximum of XXXX shares of Common Stock issued pursuant to that certain Warrant Agreement, dated as of XXXX, 2010 (the "Warrant Agreement"), duly executed and delivered by the Company and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as warrant agent (the "Warrant Agent"). The Warrant Agreement is incorporated by reference in and made a part of this instrument and is referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders ("holders" or "holder" mean the registered holders or any registered holder) of the Warrant Certificates. The Company will furnish (or cause to be furnished) a copy of the Warrant Agreement to the registered holder hereof, without charge, upon written request delivered to the Secretary of the Company at its principal place of business or the Warrant Agent. All capitalized terms used in this Warrant Certificate but not defined herein that are defined in the Warrant Agreement, shall have the meanings assigned to them therein.

        Warrants may be exercised to purchase Warrant Shares from the Company from the date 90 calendar days from original issuance of the Warrant Certificates through 5:00 p.m. New York time on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the holder of the Warrants evidenced by this Warrant Certificate may exercise such Warrants by:

            (i)  providing an exercise form for the election to exercise such Warrant (a "Warrant Exercise Notice") to exercise such Warrants to the Warrant Agent at the address set forth in Section 7.01(a) of the Warrant Agreement, "Re: Hawaiian Telcom Holdco, Inc. Warrant Exercise", by overnight courier, received by the Warrant Agent no later than 5:00 p.m. New York time, on the Expiration Date, which Warrant Exercise Notice shall be in the form of an election to purchase set forth as Exhibit B to the Warrant Agreement, as same may be amended by the Company from time to time, properly completed and duly executed by the Beneficial Holder, provided that such written notice may only be submitted if such Warrants are evidenced by Warrant Certificates held through the book-entry facilities of the Depositary, by or through persons that are direct participants in the Depositary, and, in the case of an exercise for cash pursuant to Section 3.04(a) of the Warrant Agreement, providing payment of the Exercise Amount to its broker, together with any applicable taxes and governmental charges; and

           (ii)  delivering no later than 5:00 p.m. New York time, on the business day immediately prior to the Settlement Date such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary; and

        If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time prior to the Expiration Date, this Warrant Certificate shall be endorsed to evidence the number of Warrants previously evidenced by this Warrant Certificate not so exercised.

        Any Warrants not exercised prior to the Expiration Date shall become void and all rights thereunder, and all rights in respect thereof under the Warrant Agreement shall cease as of the Expiration Date.

        The Company shall not be required to issue fractional shares of Common Stock on exercise of Warrants that evidence fractional Shares.

        This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        EACH WARRANT HOLDER, BY ITS ACCEPTANCE OF ANY WARRANT, ACKNOWLEDGES AND AGREES THAT THE SECURITIES REPRESENTED BY THIS INSTRUMENT (INCLUDING ANY SECURITIES ISSUED UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, AND TO THE EXTENT THAT A WARRANT HOLDER IS AN "UNDERWRITER" AS DEFINED IN SECTION 1145(B)(1) OF CHAPTER 11 OF THE BANKRUPTCY REFORM ACT OF 1978, AS CODIFIED IN TITLE 11 OF THE UNITED STATES CODE, 11 U.S.C. §§101-1330 (THE "BANKRUPTCY CODE") SUCH HOLDER MAY NOT BE ABLE TO SELL OR TRANSFER ANY SECURITIES REPRESENTED BY THIS INSTRUMENT (INCLUDING ANY SECURITIES ISSUED UPON EXERCISE HEREOF) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

        So long as the Depositary, or its nominee, is the registered owner of this Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by this Warrant Certificate for all purposes under the Warrant Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in this Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

[Balance of page intentionally remains blank]

SCHEDULE A
(to Warrant Certificate)

** * * *

SCHEDULE OF INCREASES OF AND DECREASES TO AMOUNT OF WARRANTS
EVIDENCED
BY
WARRANT CERTIFICATE
EVIDENCING
WARRANTS TO PURCHASE COMMON STOCK

Date of Change	Amount of Increase (Decrease) of Warrants Evidenced	Resulting Amount of Warrants Evidenced	Signature of Authorized Officer

EXHIBIT B
(to Warrant Agreement)

* * * * *

EXERCISE FORM FOR BENEFICIAL HOLDERS
HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT
IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by                        Warrants held for its benefit through the book-entry facilities of Depository Trust Company (the "Depositary"), to purchase Warrant Shares and (check one):

  ☐
  herewith tenders payment for                        of the Warrant Shares to the order of Hawaiian Telcom Holdco, Inc. in the amount of $            in accordance with the terms of the Warrant Agreement and this Warrant; or

  ☐
  herewith tenders this Warrant for                        Warrant Shares pursuant to the net issuance exercise provisions of Section 3.04(b) of the Warrant Agreement. This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm., New York time, on [insert date].

        The undersigned requests that the Warrant Shares issuable upon exercise of the Warrants be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depositary or its nominee.

        Dated:

        NOTE:    THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT'S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

        (PLEASE PRINT)

        ADDRESS:

        CONTACT NAME:

        ADDRESS:

        TELEPHONE (INCLUDING INTERNATIONAL CODE):

        FAX (INCLUDING INTERNATIONAL CODE):

        SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

        ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

        DEPOSITARY ACCOUNT NO.

        WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF "WARRANT EXERCISE". WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DEPOSITARY PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

        NAME:

        (PLEASE PRINT)

        CONTACT NAME:

        TELEPHONE (INCLUDING INTERNATIONAL CODE):

        FAX (INCLUDING INTERNATIONAL CODE):

        SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

        ACCOUNT TO WHICH THE SHARES OF CLASS A COMMON STOCK ARE TO BE CREDITED:

        DEPOSITARY ACCOUNT NO.

        FILL IN FOR DELIVERY OF THE CLASS A COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

        NAME:

        (PLEASE PRINT)

        ADDRESS:

        CONTACT NAME:

        TELEPHONE (INCLUDING INTERNATIONAL CODE):

        FAX (INCLUDING INTERNATIONAL CODE):

        SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

        NUMBER OF WARRANTS BEING EXERCISED:
(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

        Signature:

        Name:

        Capacity in which Signing:

        SIGNATURE GUARANTEED BY:

        Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

ii

EXHIBIT C
(to Warrant Agreement)

* * * * *

FORM OF ASSIGNMENT
(To be executed only upon assignment of Warrant)

        For value received,                                                      hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such Warrant to purchase number of Warrant Shares listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within Warrant, and does hereby irrevocably constitute and appoint                                                      attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Warrant Shares

And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Warrant.

Dated: , 20	Signature	Note: The above signature should correspond exactly with the name on the face of this Warrant

QuickLinks

  Exhibit 4.7
COMMON STOCK WARRANT AGREEMENT by and between HAWAIIAN TELCOM HOLDCO, INC., and U.S. BANK NATIONAL ASSOCIATION
TABLE OF CONTENTS
COMMON STOCK WARRANT AGREEMENT
ARTICLE I Definitions
ARTICLE II
Issuance, Execution, and Transfer of Warrants
ARTICLE III
Terms of Warrants; Exercise of Warrants
ARTICLE IV
Adjustment of Exercise Price and Number of Shares of Common Stock Issuable
ARTICLE V Other Provisions Relating to Warrant Holders
ARTICLE VI Warrant Agent
ARTICLE VII Miscellaneous
SCHEDULE I (to Warrant Agreement) * * * * * WARRANT AGENT FEES [TBD]
EXHIBIT A (to Warrant Agreement)
FORM OF FACE OF WARRANT CERTIFICATE
FORM OF REVERSE OF WARRANT CERTIFICATE EVIDENCING
SCHEDULE A (to Warrant Certificate)
EXHIBIT B (to Warrant Agreement)
EXHIBIT C (to Warrant Agreement)